Exhibit 99.1

Aviat Networks Announces Fiscal Third Quarter 2011 Financial Results

Restructuring On-Target, WiMAX Business to be Sold

SANTA CLARA, Calif., May 5, 2011 – Aviat Networks, Inc. (NASDAQ:AVNW), a leading expert in wireless transmission solutions, today reported financial results for the third quarter fiscal year 2011, which ended April 1, 2011. Results for the Company exclude those of the WiMAX business, which the Company plans to divest and for which it is actively seeking a buyer. Starting in the third quarter, the WiMAX business is classified as a discontinued operation and is presented separately. All of the comparisons in this press release also exclude WiMAX from prior period results.

Revenue (excluding discontinued operations) for the third quarter of fiscal 2011 was $115.5 million, compared with $117.0 million in the year ago period and $115.9 million in the prior quarter. Net loss (including discontinued operations) was $36.9 million, or $(0.63) per share, compared with a net loss of $25.7 million, or $(0.43) per share, in the year ago quarter. Net loss from continuing operations was $25.5 million, or $(0.44) per share, compared with a net loss of $22.5 million, or $(0.38) per share, in the year ago quarter. The tax expense for the third quarter was $15.2 million, substantially all of which relates to the establishment of a valuation allowance against deferred tax assets of our Singapore subsidiary. The Company determined in the third quarter that based on the latest forecasted income for Singapore, it was more likely than not that the Company would not be able to utilize the deferred tax assets of its Singapore subsidiary.

Cash and cash equivalents were $95.7 million as of April 1, 2011 compared with $102.4 million as of the end of the prior quarter.

Non-GAAP Financial Results

Non-GAAP net loss for the quarter was $0.3 million or $(0.01) per share, compared with a non-GAAP net loss of $3.8 million, or $(0.06) per share, in the year ago quarter.

Non-GAAP results exclude $10.0 million of pre-tax charges composed primarily of the following:

•	$4.5 million of restructuring charges and rebranding costs

•	$3.3 million excess and obsolete inventory associated with exiting the North American legacy product market

•	$1.3 million for share-based compensation expense

•	$0.9 million for the amortization of purchased intangibles

Non-GAAP results also exclude the loss from discontinued operations, net of taxes of $11.4 million and the tax expenses of $15.2 million.

A reconciliation of GAAP to non-GAAP financial measures for the quarter and year-to-date comparison with the year ago periods is provided on Table 4 along with the accompanying notes.

Third Quarter Revenue by Segment (excluding discontinued operations)

Revenue in the North America segment was $42.5 million in the third quarter of fiscal 2011, compared with $39.5 million in the year ago period and $40.4 million in the prior quarter. International revenue was $73.0 million, compared with $77.5 million in the year ago period and $75.5 million in the prior quarter.

Business Highlights

The Company is progressing through its restructuring and strategic plans previously announced in the second quarter of fiscal year 2011. During the quarter, the Company:

•	Completed OPEX restructuring consistent with the restructuring plan

•	Achieved gross margins consistent with outlook for the quarter

•	Announced a new ultra-compact indoor unit, the IDU GE3

•	Announced a new zero-footprint, compact outdoor IP radio, the WTM3000

•	Added IEEE 1588v2 synchronization capability to our Eclipse platform

•	Significantly improved delivery and lead times

“Aviat Networks made significant progress in driving its technology innovation with the announcement of several new products in the third quarter of fiscal year 2011. In addition, the decision to sell our WiMAX business will enable the company to further focus and invest in our core wireless transmission business and position the company for long-term growth. We believe we did very well in meeting our customer commitments and now are seeing increased customer activity,” said Chuck Kissner, chairman and CEO, Aviat Networks. “With the cost reductions on target for Q4, and with the introduction of new products, systems and processes, we are prepared to move Aviat Networks forward again.”

Fourth Fiscal Quarter 2011 Outlook

Commencing with the third quarter FY11, the revenue from discontinued operations will no longer be reported. Therefore, based on current backlog, business trends and operational changes, and some supply risks specific to Japan, we believe revenue, excluding discontinued operations, will be in the range of $105 million to $120 million in the fourth quarter of fiscal 2011.

Conference Call Details

Aviat Networks, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss the Company’s financial results. Those wishing to join the call should dial 480-629-9822 or toll free at 877-941-1467 access code 4436571 at approximately 4:20 p.m. A replay also will be available starting approximately one hour after the completion of the call until May 12, 2011. To access the replay, dial 303-590-3030 or toll free at 800-406-7325 access code 4436571. A live and archived webcast of the conference call will also be available via the Company’s Web site at http://investors.aviatnetworks.com/events.cfm.

Non-GAAP Measures and Comparative Financial Information

Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Aviat Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss from continuing operations, net income or loss, and net income or loss per share on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses and gains as shown on the attached GAAP reconciliation table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks’ business and to better understand our performance.

Aviat Networks’ management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.

About Aviat Networks

Aviat Networks, Inc. is a leader in wireless transmission solutions. We apply innovation and IP networking expertise toward building a carrier class foundation for future mobile and fixed broadband networks. With more than 750,000 systems installed around the world, Aviat Networks has built a reputation as a leader in offering best-of-breed solutions including LTE-ready microwave backhaul and a complete portfolio of service and support options to public and private telecommunications operators worldwide. With a global reach and local presence in more than 46 countries, Aviat Networks works by the side of its customers allowing them to quickly and cost effectively seize new market and service opportunities. Aviat Networks, formerly Harris Stratex Networks Inc., is headquartered in Santa Clara, California and is listed on NASDAQ (AVNW). For more information, please visit www.aviatnetworks.com or join the dialogue at www.twitter.com/aviatnetworks.

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Media Contact:

Cynthia Johnson, Aviat Networks, (408) 550-3321, cynthia.johnson@aviatnet.com

Forward-Looking Statements

The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, Inc. and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipates”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders ;

•	our suppliers’ inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints, such as the recent natural disasters in Japan;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business

For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 9, 2010 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Financial Tables to Follow:

Table 1

AVIAT NETWORKS, INC.

Fiscal Year 2011 Third Quarter and Year-to-Date Summary

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Three Quarters Ended
	April 1, 2011	April 2, 2010 (2)	April 1, 2011	April 2, 2010 (2)
	(In millions, except per share amounts)
Revenue from product sales and services	$115.5	$117.0	$334.6	$356.2
Cost of product sales and services	83.7	81.0	237.5	235.7
Charges for product transition	—	16.9	—	16.9
Amortization of purchased technology	0.2	1.8	0.5	6.3

Gross margin	31.6	17.3	96.6	97.3
Research and development expenses	9.9	7.6	30.8	23.6
Selling and administrative expenses	26.7	33.5	80.7	96.4
Amortization of intangible assets	0.7	1.3	2.1	4.1
Restructuring charges	4.4	0.7	13.4	3.3

Operating loss	(10.1)	(25.8)	(30.4)	(30.1)
Loss on sale of NetBoss assets	—	—	(4.4)	—
Interest income	0.2	—	0.3	0.1
Interest expense	(0.4)	(0.6)	(1.7)	(1.5)

Loss from continuing operations before income taxes	(10.3)	(26.4)	(36.2)	(31.5)
Provision for (benefit from) income taxes	15.2	(3.9)	15.0	(1.6)

Loss from continuing operations	(25.5)	(22.5)	(51.2)	$(29.9)
Loss from discontinued operations, net of tax (1)	(11.4)	(3.2)	(19.5)	$(11.5)

Net loss	$(36.9)	$(25.7)	$(70.7)	$(41.4)

Basic and diluted net loss per common share:
Continuing operations	$(0.44)	$(0.38)	$(0.88)	$(0.51)
Discontinued operations	(0.19)	(0.05)	(0.33)	$(0.19)

Net loss per common share	$(0.63)	$(0.43)	$(1.21)	$(0.70)

Basic and diluted weighted average shares outstanding	58.6	59.7	58.5	59.3

(1)	In the third quarter of fiscal 2011, the WiMAX business met the criteria to be considered held for sale. Beginning in the third quarter of fiscal 2011, the results of the WiMAX business are presented as a discontinued operation in our consolidated financial statements.
(2)	Amounts prior to the third quarter of fiscal 2011 are reclassified to conform to current period presentation related to WiMAX discontinued operations.

Table 2

AVIAT NETWORKS, INC.

Fiscal Year 2011 Third Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 1, 2011	July 2, 2010 (1)
	(In millions)
Assets
Cash and cash equivalents	$95.7	$141.7
Receivables	142.0	104.8
Inventories and unbilled costs	91.1	96.1
Other current assets (2)	37.0	33.8
Property, plant and equipment	32.8	34.5
Goodwill	5.6	6.2
Identifiable intangible assets	4.9	7.5
Non-current deferred taxes	0.6	13.1
Other assets	1.0	9.3

	$410.7	$447.0

Liabilities and Stockholders’ Equity
Short-term debt	$6.0	$5.0
Accounts payable	58.5	52.7
Accrued expenses and other current liabilities (3)	132.9	109.0
Restructuring and other long-term liabilities	9.2	8.8
Redeemable preference shares	8.3	8.3
Stockholders’ equity	195.8	263.2

	$410.7	$447.0

(1)	Fiscal 2010 amounts are reclassified to conform to current period presentation related to WiMAX discontinued operations.
(2)	Other current assets included $11.7 million and $12.6 million of WiMAX held for sale assets at April 1, 2011 and April 2, 2010, respectively.
(3)	Other current liabilities included $9.5 million and $10.2 million of liabilities related to WiMAX held for sale assets at April 1, 2011 and April 2, 2010, respectively.

.

Table 3

AVIAT NETWORKS, INC.

Fiscal Year 2011 Third Quarter and Year-to-Date Summary

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Quarters Ended
	April 1,	April 2,
	2011	2010
Operating Activities
Net loss	$(70.7)	$(41.4)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of identifiable intangible assets	2.6	10.6
Depreciation and amortization of property, plant and equipment and capitalized software	9.0	15.8
Non-cash stock-based compensation expense	3.4	1.8
Deferred income tax expense	11.2	0.9
Changes for product transition and inventory mark-downs	—	13.5
Loss related to held for sale assets, net	0.8	—
Loss on sale of NetBoss assets	4.4	—
Changes in operating assets and liabilities:
Receivables	(34.6)	28.1
Unbilled costs and inventories	0.8	18.3
Accounts payable and accrued expenses	15.2	(17.1)
Advance payments and unearned income	12.2	1.0
Restructuring liabilities and other assets and liabilities	0.3	(9.7)

Net cash provided by (used in) operating activities	(45.4)	21.8
Investing Activities
Cash received from NetBoss sale	3.8	—
Cash paid related to acquisition of Telsima	—	(4.2)
Sales of short-term investments and available for sale securities	—	0.3
Additions of property, plant and equipment	(5.2)	(13.7)
Additions of capitalized software	(0.8)	(2.1)

Net cash used in investing activities	(2.2)	(19.7)
Financing Activities
Proceeds from short-term debt arrangement	6.0	—
Payments on short-term debt arrangement	(5.0)	—
Proceeds from stock-based compensation awards	0.2	0.1
Payments on capital lease obligations	—	(0.4)

Net cash provided by (used in) financing activities	1.2	(0.3)
Effect of exchange rate changes on cash and cash equivalents	0.4	1.9

Net increase (decrease) in cash and cash equivalents	(46.0)	3.7
Cash and cash equivalents, beginning of period	141.7	136.8

Cash and cash equivalents, end of period	$95.7	$140.5

AVIAT NETWORKS, INC.

Quarter and Three Quarters Ended April 1, 2011 Summaries

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of revenue, cost of product sales and services, gross margin, research and development expenses, selling and administrative expenses, operating loss, loss before income taxes, income taxes, net loss, and net loss per basic and diluted share adjusted to exclude certain costs, charges, gains and losses. Aviat Networks, Inc. (“we” or “our”) believes that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4

AVIAT NETWORKS, INC.

Fiscal Year 2011 Third Quarter and Year-to-Date Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarter Ended				Three Quarters Ended
	April 1, 2011	% of Revenue	April 2, 2010	% of Revenue	April 1, 2011	% of Revenue	April 2, 2010	% of Revenue
	(In millions, except per share amounts)
GAAP gross margin	$31.6	27.4%	$17.3	14.8%	$96.6	28.9%	$97.3	27.3%
Share-based compensation	0.1		—		0.3		0.1
Excess and obsolete inventory associated with legacy products	3.3		—		3.3		—
Amortization of PPE step-up value	—		0.1		0.1		0.3
Charges for product transition	—		16.9		—		16.9
Amortization of purchased technology	0.2		1.8		0.5		6.3

Non-GAAP gross margin	35.2	30.5%	36.1	30.9%	100.8	30.1%	120.9	33.9%

GAAP research and development expenses	$9.9	8.6%	$7.6	6.5%	$30.8	9.2%	$23.6	6.6%
Share-based compensation	(0.5)		(0.1)		(1.4)		(0.4)

Non-GAAP research and development expenses	9.4	8.1%	7.5	6.4%	29.4	8.8%	23.2	6.5%

GAAP selling and administrative expenses	$26.7	23.1%	$33.5	28.6%	$80.7	24.1%	$96.4	27.1%
Share-based compensation	(0.7)		(0.2)		(1.6)		(1.4)
Rebranding and transitional services	(0.1)		(0.8)		(0.9)		(2.4)
Amortization of PPE step-up value	—		(0.1)		—		(0.3)
Other nonrecurring charges	—		(0.6)		(0.6)		(0.6)

Non-GAAP selling and administrative expenses	25.9	22.4%	31.8	27.2%	77.6	23.2%	91.7	25.7%

GAAP operating loss	$(10.1)	-8.7%	$(25.8)	-22.1%	$(30.4)	-9.1%	$(30.1)	-8.5%
Share-based compensation	1.3		0.3		3.3		1.9
Excess and obsolete inventory associated with legacy products	3.3		—		3.3		—
Amortization of PPE step-up value	—		0.2		0.1		0.6
Charges for product transition	—		16.9		—		16.9
Amortization of purchased technology	0.2		1.8		0.5		6.3
Rebranding and transitional services	0.1		0.8		0.9		2.4
Other nonrecurring charges	—		0.6		0.6		0.6
Amortization of intangible assets	0.7		1.3		2.1		4.1
Restructuring charges	4.4		0.7		13.4		3.3

Non-GAAP operating income (loss)	(0.1)	-0.1%	(3.2)	-2.7%	(6.2)	-1.9%	6.0	1.7%

GAAP other expense, net	$(0.2)	-0.2%	$(0.6)	-0.5%	$(5.8)	-1.7%	$(1.4)	-0.4%
Loss on sale of NetBoss assets	—		—		4.4		—

Non-GAAP other expense, net	(0.2)	-0.2%	(0.6)	-0.5%	(1.4)	-0.4%	(1.4)	-0.4%

GAAP income tax provision (benefit)	$15.2	13.2%	$(3.9)	-3.3%	$15.0	4.5%	$(1.6)	-0.4%
Adjustment to reflect zero percent pro forma tax rate	(15.2)		3.9		(15.0)		1.6

Non-GAAP income tax provision	—	0.0%	—	0.0%	—	0.0%	—	0.0%

GAAP loss from continuing operations	$(25.5)	-22.1%	$(22.5)	-19.2%	$(51.2)	-15.3%	$(29.9)	-8.4%
Share-based compensation	1.3	1.1%	0.3	0.3%	3.3	1.0%	1.9	0.5%
Excess and obsolete inventory associated with legacy products	3.3	2.9%	—	0.0%	3.3	1.0%	—	0.0%
Amortization of PPE step-up value	—	0.0%	0.2	0.2%	0.1	0.0%	0.6	0.2%
Charges for product transition	—	0.0%	16.9	14.4%	—	0.0%	16.9	4.7%
Amortization of purchased technology	0.2	0.2%	1.8	1.5%	0.5	0.1%	6.3	1.8%
Rebranding and transitional services	0.1	0.1%	0.8	0.7%	0.9	0.3%	2.4	0.7%
Other nonrecurring charges	—	0.0%	0.6	0.5%	0.6	0.2%	0.6	0.2%
Amortization of intangible assets	0.7	0.6%	1.3	1.1%	2.1	0.6%	4.1	1.2%
Restructuring charges	4.4	3.8%	0.7	0.6%	13.4	4.0%	3.3	0.9%
Loss on sale of NetBoss assets	—	0.0%	—	0.0%	4.4	1.3%	—	0.0%
Adjustment to reflect zero percent pro forma tax rate	15.2	13.2%	(3.9)	-3.3%	15.0	4.5%	(1.6)	-0.4%

Non-GAAP income (loss) from continuing operations	$(0.3)	-0.3%	$(3.8)	-3.2%	$(7.6)	-2.3%	$4.6	1.3%

Basic and diluted income (loss) per share from continuing operations
GAAP	$(0.44)		$(0.38)		$(0.88)		$(0.51)
Non-GAAP	$(0.01)		$(0.06)		$(0.13)		$0.08

Shares used in computing income (loss) per share from continuing operations, basic and diluted
GAAP	58.6		59.7		58.5		59.3
Non-GAAP	58.6		59.7		58.5		59.3

Notes to Table 4:

(1)	In the third quarter of fiscal 2011, the WiMAX business met the criteria to be considered held for sale. Beginning in the third quarter of fiscal 2011, the results of the WiMAX business are presented as a discontinued operation in our consolidated financial statements. Prior period results have been reclassified to conform to current period presentation.

(2)	The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude share-based compensation, excess and obsolete inventory associated with legacy products, amortization of property, plant and equipment step-up value resulting from purchase accounting adjustments, charges for product transition, amortization of purchased technology, rebranding and transitional services in connection with the corporate name change, amortization of intangible assets, restructuring charges, loss on sale of NetBoss assets, adjustment to reflect zero percent pro forma tax rate, and other non-recurring charges. The Company believes that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 5

AVIAT NETWORKS, INC.

Fiscal Year 2011 Third Quarter and Year-to-Date Summary

SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA

(Unaudited)

	Quarter Ended		Three Quarters Ended
	April 1,	April 2,	April 1,	April 2,
	2011	2010	2011	2010
		(In millions)
North America	$42.5	$39.5	$118.5	$136.8
International:
Africa	26.5	37.1	73.4	84.8
Europe, Middle East, and Russia	23.6	22.8	85.5	70.8
Latin America and AsiaPac	22.9	17.6	57.2	63.9

Total International	73.0	77.5	216.1	219.5

	$115.5	$117.0	$334.6	$356.3